UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2018

 SELLAS Life Sciences Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by SELLAS Life Sciences Group, Inc. (the "Company") on April 9, 2018 (the "Original Form 8-K") to report the filing of a lawsuit by JGB (Cayman) Newton, Ltd. ("JGB") in the U.S. District Court for the Southern District of New York (the "Court") captioned JGB (Cayman) Newton, Ltd. v. Sellas Life Sciences Group, Inc., et al., Case 1:18-cv-3095 (DLC) (the "JGB Action"). The complaint in the JGB Action ("Original Complaint") asserted claims under state law and federal securities law against the Company, the Company’s Chief Executive Officer, Angelos M. Stergiou, M.D., ScD H.C ("Dr. Stergiou"), and the Company’s former Interim Chief Financial Officer, Aleksey N. Krylov ("Mr. Krylov").

On or about May 2, 2018, JGB filed an amended complaint ("Amended Complaint"), adding as defendants Jane Wasman, Stephen Ghiglieri, David Scheinberg, M.D., Robert Van Nostrand and John Varian, each of whom is a member of the Company’s Board of Directors (collectively, the "Director Defendants"), alleging, among other things, that the Director Defendants are liable as "control persons" for the purposes of the purported securities laws violations committed by Dr. Stergiou and Mr. Krylov. The Amended Complaint asserted eight claims of relief ("JGB Claims").

On May 18, 2018, the Company filed an answer to the Amended Complaint and filed seven counterclaims relating primarily to breach of contract by JGB and related entities ("Company Counterclaims"). On May 25, 2018, the Company filed amended counterclaims and answer to the Amended Complaint.

On June 18, 2018, the Company filed a motion for judgment on the pleadings and a motion to dismiss the Amended Complaint ("Company Motion for Judgment"). On July 6, 2018, JGB filed a motion for partial judgment on the pleadings and motion to dismiss all of the Company's Counterclaims.

The Company is filing this Amendment 1 to the Original Form 8-K to report the Opinion and Order of the Court dated October 23, 2018 dismissing all of the JGB Claims in their entirety and certain of the Company Counterclaims.

ITEM 8.01.    Other Events

On October 23, 2018, the Court entered an order (i) granting in full the Company’s Motion for Judgment seeking dismissal of JGB’s Amended Complaint; (ii) denying JGB’s motion to dismiss the Company’s floor price breach of contract claim; (iii) denying JGB’s and its agent, JGB Collateral LLC’s motion to dismiss the Company’s collateral account breach of contract claim; (iv) denying the Company’s motion to strike paragraphs 9 and 72 from the Amended Complaint; and (v) dismissing the fifth (mutual mistake), sixth (conversion) and seventh (unjust enrichment) of the Company Counterclaims against JGB.

As a result of the Court’s order, the only claims remaining are the four Company Counterclaims relating to breach of contract by JGB and JGB Collateral: (1) declaratory judgment against JGB regarding the calculation of the floor price used for redemptions after the Company’s reverse stock split; (2) declaratory judgment against JGB and JGB Collateral requiring the JGB entities to deliver cash collateral owed to the Company; (3) breach of contract against JGB for return of the excess shares the Company delivered to JGB while using the lower floor price; and (4) breach of contract against JGB and JGB Collateral for release of funds held in the restricted cash collateral account required by the waiver to the debenture between the Company’s predecessor and JGB. As the Opinion and Order of the Court resolved the core contract dispute, finding the Company’s interpretation of the contract to be prevailing, the Court requested that the parties to the JGB Action advise the Court by Thursday, October 25, 2018, whether a trial is necessary on the four remaining Company Counterclaims described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc..

Date:	October 24, 2018	By:	/s/ Barbara A. Wood
Barbara A. Wood Executive Vice President, General Counsel